Exhibit 4.11.1

SCHEDULE OF SHAREHOLDERS’ PROXY AGREEMENTS AMONG CERTAIN PRC SUBSIDIARY OF

SOUFUN HOLDINGS LIMITED, A CONSOLIDATED CONTROLLED ENTITY AND SHAREHOLDERS OF

THE CONSOLIDATED CONTROLLED ENTITY

	Date of Agreement	Subsidiary of SouFun Holdings Limited	Shareholders of Consolidated Controlled Entity	Consolidated Controlled Entity
1.	December 12, 2006	Beijing SouFun Network Technology Co., Ltd.	Tianquan Mo	Shanghai China Index Consultancy Co., Ltd.
Jiangong Dai
2.	December 12, 2006	Beijing SouFun Network Technology Co., Ltd.	Tianquan Mo	Shanghai SouFun Advertising Co., Ltd.
Jiangong Dai
3.	November 15, 2010(1)	Beijing Hong An Tu Sheng Network Technology Co., Ltd.	Tianquan Mo	Beijing Century Jia Tian Xia Technology Development Co., Ltd.
Jiangong Dai
4.	March 25, 2010 (retroactive to September 1, 2009)	Beijing SouFun Network Technology Co., Ltd.	Tianquan Mo	Tianjin Xin Rui Jia Tian Xia Advertising Co., Ltd.
Jiangong Dai
5.	July 8, 2011(1)	SouFun Media Technology (Beijing) Co., Ltd.	Tianquan Mo	Beijing Yi Ran Ju Ke Technology Development Co., Ltd.
.			Jiangong Dai
6.	March 25, 2010 (retroactive to September 10, 2009)	Beijing SouFun Network Technology Co., Ltd.	Tianquan Mo	Beijing Li Tian Rong Ze Technology Development Co., Ltd.
.			Jiangong Dai
7.	March 25, 2010 (retroactive to March 16, 2006)	Beijing SouFun Network Technology Co., Ltd.	Beijing Jia Tian Xia Advertising Co., Ltd.	Beijing China Index Information Co., Ltd.
Beijing SouFun Internet Information Service Co., Ltd.
8.	March 25, 2010 (retroactive to March 16, 2006)	Beijing SouFun Network Technology Co., Ltd.	Tianquan MO	Beijing Jia Tian Xia Advertising Co., Ltd.
Jiangong Dai
9.	August 17, 2006 (retroactive to March 16, 2006)	Beijing SouFun Network Technology Co., Ltd.	Tianquan MO	Beijing SouFun Science and Technology Development Co., Ltd.
Jiangong Dai
10.	November 22, 2007	Beijing SouFun Network Technology Co., Ltd.	Tianquan Mo	Tianjin Jia Tian Xia Advertising Co., Ltd
Jiangong Dai
11.	March 25, 2010 (retroactive to March 16, 2006)	Beijing SouFun Network Technology Co., Ltd.	Beijing Jia Tian Xia Advertising Co., Ltd. Beijing SouFun Internet Information Service Co., Ltd.	Shanghai Jia Biao Tang Real Estate Broking Co., Ltd.

	Date of Agreement	Subsidiary of SouFun Holdings Limited	Shareholders of Consolidated Controlled Entity	Consolidated Controlled Entity
12.	March 25, 2010 (retroactive to March 16, 2006)	Beijing SouFun Network Technology Co., Ltd.	Tianquan Mo	Beijing SouFun Internet Information Service Co., Ltd.
Jiangong Dai

(1)	See the footnote (1) in the exhibit titled “Schedule of Amendment Agreements Relating to Exclusive Technical Consultancy and Services Agreement, Exclusive Call Option Agreement, Operating Agreement and Other Agreements among certain PRC subsidiaries of SouFun Holdings Limited, a consolidated controlled entity, shareholders of the consolidated controlled entity and SouFun Holdings Limited”.